Exhibit 35.3

MORTGAGE	1 Mortgage Way
Mt. Laurel, NJ

FORM 1123 CERTIFICATION

ANNUAL STATEMENT OF COMPLIANCE

We, Gregory Bronczyk and William Becker, the undersigned, authorized officers of PHH Mortgage Corporation (the “Servicer”), do certify the following for the calendar year ended December 31, 2018:

1. A review of the Servicer’s activities during the reporting period and of its performance under the servicing agreement[s] listed below hereto (the “Agreement(s)”) has been made under such officers’ supervision.

2. To the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement(s) in all material respects throughout the reporting period.

Certified by: PHH Mortgage Corporation

By:	/s/ Gregory Bronczyk

Name: Gregory Bronczyk

Title: Vice President and Assistant Secretary

Date: February 28, 2019

By:	/s/ William Becker

Name: William Becker

Title: Vice President, Default Servicing

Date: February 28, 2019

SCHEDULE 1

[List of applicable contracts]

Citibank As Securities Administrator

PHH Investor Number	PHH Category	Deal Name/Agreement Name

S24	All	SEMT 2012-3

S40	All	SEMT 2012-4

S42	All	SEMT 2012-5

S47	All	SEMT 2012-6

S52	All	SEMT 2013-1

S54	All	SEMT 2013-2

S67	All	SEMT 2013-7

R87	All	SEMT 2012-1

R97	All	SEMT 2012-2